Exhibit 32.1

Certification of CEO and CFO Pursuant to
18 U.S.C. Section 1350,
as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of GNC Holdings, Inc. (the “Company”), for the quarterly period ended September 30, 2019 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Kenneth A. Martindale, as Chief Executive Officer of the Company, and Tricia K. Tolivar, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his or her knowledge:

(1)                                 The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)                                 The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Kenneth A. Martindale
Name:	Kenneth A. Martindale
Title:	Chief Executive Officer
(Principal Executive Officer)
Date:	October 25, 2019

/s/ Tricia K. Tolivar
Name:	Tricia K. Tolivar
Title:	Chief Financial Officer
(Principal Financial Officer)
Date:	October 25, 2019

This certification accompanies the Report pursuant to § 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.